UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/04/2013

Identive Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-29440

Delaware	77-0444317
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1900-B Carnegie Avenue
Santa Ana, CA 92705
(Address of principal executive offices, including zip code)

949-250-8888
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    Effective as of the date of its 2013 Annual Meeting of Stockholders held June 4, 2013, Richard A. Clarke has completed his service and departed from the Board of Directors of Identive Group, Inc. (the "Company"). Mr. Clarke, a director of the Company since January 2012, was not nominated to serve for an additional term at the Company's 2013 Annual Meeting due to the demands of his other professional commitments. Mr. Clarke's departure from the Board of Directors is not the result of any dispute or disagreement with the Company.

Item 5.07.    Submission of Matters to a Vote of Security Holders

    The final results for each of the matters submitted to the stockholders at the Company's 2013 Annual Meeting of Stockholders are as follows:

Proposal 1. Election of Directors.

    The Company's stockholders elected the Phil Libin, a Class III director, to serve until the expiration of his term or until his successor is duly elected and qualified or until he is removed or resigns:

For             Withheld       Broker Non-Votes

20,909,876      710,852         12,370,432

Proposal 2. Ratification of Ernst & Young as Independent Auditor.

    The Company's stockholders ratified the appointment of Ernst & Young GmbH as independent auditor of the Company for the year ending December 31, 2013.

For                Against          Abstain

32,862,314         1,112,559         16,287

Proposal 3. Advisory Resolution on Executive Compensation ("Say on Pay").

    The Company's stockholders approved the advisory resolution on executive compensation.

For                  Against          Abstain          Broker Non-Votes

21,099,389       431,220          90,119            12,370,432

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identive Group, Inc.

Date: June 04, 2013	By:	/s/ David Wear
David Wear
Chief Financial Officer and Secretary